UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2023

Fidelity Private Credit Fund

(Exact name of Registrant as Specified in Its Charter)

Delaware	814-01571	88-6585799
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

245 Summer Street Boston, Massachusetts		02210
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 563-7000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into Material Definitive Agreements

On February 1, 2023, the Board of Trustees of Fidelity Private Credit Fund (the “Fund”) approved an amendment of the Fund’s Investment Advisory Agreement (“Second Amended and Restated Investment Advisory Agreement”). The Second Amended and Restated Investment Advisory Agreement extends the initial duration of the agreement to November 30, 2024, and includes amendments that were made in response to comments from certain state securities regulators in connection with the registration of the Fund’s shares in certain states. The amendments are intended to conform to certain provisions of the Omnibus Guidelines Statement of Policy adopted by the North American Securities Administrators Association (the “Omnibus Guidelines”), as interpreted by such state securities regulators. The amendments clarify that the Fund is prohibited from receiving or accepting any rebate, give-up or similar arrangement or participate in any reciprocal business arrangements as outlined in the Omnibus Guidelines, and further clarify that Fidelity Diversifying Solutions LLC, the Fund’s investment adviser (the “Investment Adviser”), will ensure that the Fund’s assets are to be protected from the claims of creditors of affiliated companies.

The Second Amended and Restated Investment Advisory Agreement became effective on February 1, 2023.

The foregoing description of the Second Amended and Restated Investment Advisory Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Second Amended and Restated Investment Advisory Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 5.02 Departure of Certain Officers; Appointment of Certain Officers

On February 1, 2023, the Board of Trustees of the Fund appointed Heather Bonner as President and Treasurer of the Fund, effective on February 1, 2023.

Ms. Bonner also serves as President and Treasurer of other funds. Ms. Bonner serves as Senior Vice President (2022 – present) and is an employee of Fidelity Investments (2022 – present). Ms. Bonner serves as Assistant Treasurer of Fidelity CRET Trustee LLC (real estate development and management, 2022 – present). Prior to joining Fidelity Investments, Ms. Bonner served as the treasurer and principal financial officer of the AQR Funds (2013 – 2022).

Ms. Bonner’s appointment coincides with the resignation, effective as of the close of business on February 1, 2023, of Stephanie Brown as the President and Treasurer of the Fund. Ms. Brown's decision to resign was not the result of any disagreement relating to FMR LLC (“FMR”) or the Fund’s operations, policies or practices. Ms. Brown has assumed the role as Asset Management Chief Compliance Officer for FMR.

On February 1, 2023, the Board of Trustees of the Fund also appointed Harley Lank as Vice President of the Fund, effective on February 1, 2023.

Mr. Lank serves as President of Fidelity Investments’ High Income and Alternatives division, is an employee of Fidelity Investments (1996 – present), and a portfolio manager of certain Fidelity funds and other privately offered funds. Mr. Lank also serves as Chief Executive Officer, President, or Director of certain Fidelity entities. Previously, Mr. Lank managed various Fidelity funds and products.

Mr. Lank’s appointment coincides with the resignation, effective as of the close of business on February 1, 2023, of Vadim Zlotnikov as the Vice President of the Fund. Mr. Zlotnikov’s decision to resign was not the result of any disagreement relating to FMR or the Fund’s operations, policies or practices. Mr. Zlotnikov has assumed the role as Head of Fidelity Institutional for FMR.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
10.1	Second Amended and Restated Investment Advisory Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fidelity Private Credit Fund

Date: February 6, 2023	By:	/s/ Heather Bonner
Name: Heather Bonner
Title: President and Treasurer